                                                                   EXHIBIT 10(f)

                                                                   No. 2521-0035

                        PROPERTY PER RISK EXCESS OF LOSS
                              REINSURANCE AGREEMENT

                                     between

                       MERCHANTS MUTUAL INSURANCE COMPANY
               MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.

                                       and

                          AMERICAN RE-INSURANCE COMPANY

                                                                    No.2521-0035

                                TABLE OF CONTENTS

ARTICLE                                                                PAGE
-------                                                                ----
   I         EXHIBITS COVERED                                            1

   II        TERRITORY                                                   1

   III       EXCLUSIONS                                                  1

   IV        DEFINITIONS                                                 6

   V         ULTIMATE NET LOSS                                           9

   VI        EXTRA CONTRACTUAL OBLIGATIONS
             AND EXCESS JUDGMENTS                                       10

   VII       DECLARATORY JUDGMENT
             EXPENSES                                                   11

   VIII      CLAIMS                                                     12

   IX        SALVAGE AND SUBROGATION                                    12

   X         ACCESS TO RECORDS                                          13

   XI        ERRORS AND OMISSIONS                                       13

   XII       RESERVES AND TAXES                                         13

   XIII      INSOLVENCY                                                 14

   XIV       OFFSET AND SECURITY                                        14

   XV        COMMENCEMENT AND TERMINATION                               15

                                                                   No. 2521-0035

                        PROPERTY PER RISK EXCESS OF LOSS
                              REINSURANCE AGREEMENT

THIS AGREEMENT made and entered into by and between MERCHANTS MUTUAL INSURANCE COMPANY, Buffalo, New York and MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC., Concord, New Hampshire (hereinafter collectively referred to as "Company") and the AMERICAN RE-INSURANCE COMPANY, a Delaware Corporation with Administrative Offices in Princeton, New Jersey (hereinafter referred to as the "Reinsurer").

WITNESSETH:

The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                    ARTICLE I

EXHIBITS COVERED

The Company will reinsure with the Reinsurer and the Reinsurer will accept reinsurance from the Company as set forth in Exhibits A and B which are attached hereto and made a part of this Agreement, such Exhibits being entitled for purposes of identification as follows:

     EXHIBIT A:      FIRST PROPERTY EXCESS OF LOSS REINSURANCE COVER
     EXHIBIT B:      SECOND PROPERTY EXCESS OF LOSS REINSURANCE COVER

                                   ARTICLE II

TERRITORY

This Agreement applies only to Risks located in the United States of America, its territories and possessions, the District of Columbia and the Commonwealth of Puerto Rico, and Canada, except as respects Automobile Physical Damage, Inland Marine and Multiple Peril Package business covered hereunder where the territorial limits shall be those of the Policies reinsured.

                                   ARTICLE III

EXCLUSIONS

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                                                                   No. 2521-0035

A. The reinsurance provided under this Agreement is subject to the exclusions set forth below and shall not cover the excluded coverages, risks or exposures unless individually submitted by the Company to the Reinsurer for inclusion hereunder, and if specially accepted in writing by the Reinsurer, such business shall then be covered under the terms of this Agreement, except to the extent the terms of this Agreement are modified by the special acceptance.

B.    This Agreement shall not apply to:

      1.    Reinsurance accepted by the Company other than:

            a. Facultative reinsurance on a share basis of Risks accepted individually and not forming part of any agreement, or

            b. Local agency reinsurance on a share basis accepted in the normal course of business, or

            c.    From its affiliates;

      2. Nuclear incident per the Nuclear Incident Exclusion - Physical Damage - Reinsurance attached hereto;

      3. Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations; however, this exclusion shall not apply to individual Risks under this Agreement which are assigned to the Company as a result of the business reinsured hereunder;

      4. Any liability of the Company arising from its participation or membership in any insolvency fund;

      5. Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority; however, this exclusion shall not apply to any policy which contains a standard war exclusion;

      6. Policies written to apply in excess of underlying insurance or Policies written with a deductible or franchise of more than $25,000; however, this exclusion shall not apply to Policies which provide a percentage of deductibles or franchise in connection with windstorm;

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                                                                   No. 2521-0035

      7. Insurance against earthquake, except when written in conjunction with fire and otherwise eligible perils;

      8.    Insurance on growing crops;

      9. Insurance against flood, surface water, waves, tidal water or tidal wave, overflow of streams or other bodies of water or spray from any of the foregoing, all whether driven by wind or not, except when written in conjunction with fire and otherwise eligible perils;

      10.   Business classified as fidelity;

      11. Liability under coverage afforded for loss or damage resulting from failure to account or pay for any goods or merchandise sold on credit, delivered under deferred payment agreements, consigned for sale, or delivered under any trust or floor plan agreements, except under standard accounts receivable policies;

      12. Any loss or damage caused by or resulting from explosion, rupture, or bursting of steam boilers, steam pipes, steam turbines, steam engines, or rotating parts of machinery caused by centrifugal force; if owned by, leased by, or actually operated under the control of the insured. This exclusion shall not apply to ensuing loss by fire not otherwise excluded;

      13. Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property;

      14. Difference in conditions insurance and similar kinds of insurance, howsoever styled, except when written in conjunction with fire and otherwise eligible perils;

      15.   Risks which have a total insurable value of more than $250,000,000;

      16. Any collection of fine arts with an insurable value of $5,000,000 or more;

      17. Mobile homes; however, this exclusion shall not apply to dealers' physical damage renewal business;

      18.   Inland marine business with respect to the following:

            a.    All bridges and tunnels;

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                                                                   No. 2521-0035

            b. Cargo insurance when written as such with respect to ocean, lake, or inland waterways vessels, except transit insurance with a limit of $100,000 each or less;

            c.    Commercial negative film insurance and cast insurance;

            d.    Oil drilling rigs;

            e.    Furriers' customers policies;

            f.    Garment contractors policies;

            g.    Insurance on livestock under so-called "mortality policies";

            h.    Jewelers block policies and furriers' block policies;

            i.    Mining equipment while underground;

            j. Motor truck cargo insurance written for common carriers operating beyond a radius of 300 miles;

            k. Radio and television broadcasting towers in excess of 100 feet in height;

            l. Registered mail insurance when the limit of any one addressee on any one day is more than $50,000;

            m. Watercraft, other than watercraft insured under a standard homeowners policy and non-owned watercraft up to 51 feet in length for commercial policies;

      19. Loss of, damage to, or failure of, or consequential loss resulting therewith (including but not limited to earnings and extra expense) of satellites, spacecraft, and launch vehicles, including cargo and freight carried therein, in all phases of operation (including but not limited to manufacturing, transit, pre-launch, launch, and in orbit);

      20. Coverage afforded by ISO Pollutant Clean Up and Removal Additional Aggregate Limit of Insurance Endorsement CP 04 07 (Ed. 4/86) or as subsequently amended or by any similar endorsement affording such coverage;

      21. Pollutant clean up or removal under any commercial property policy or any inland marine policy written by the Company which does not contain

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                                                                   No. 2521-0035

            ISO Changes-Pollutants Endorsement CP 01 86 (Ed. 4/86) or as subsequently amended; however, this exclusion does not apply to any Risk located in a jurisdiction which has not approved the Insurance Services Office exclusion or where other regulatory constraints prohibit the Company from attaching such endorsement. If the Company elects to file an endorsement independent of ISO, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer's prior approval.

      22.   A.    Any loss, cost or expense arising out of or related to, either directly or indirectly, any Terrorist Activity, as defined in the DEFINITIONS Article, with respect to Risks with a Total
                  Insured Value at the time of loss greater than or equal to $50,000,000 and the following risks, classes of business, or accounts applicable to Policies reinsured hereunder:

                  (1)   Airports and Aircraft

                  (2)   Apartments/Condos/Co-Ops > 25 stories

                  (3)   Automobile Mfrs.

                  (4)   Bridges

                  (5)   Casinos and Casino Hotels

                  (6)   Chemical Mfg. and Distribution Cos.

                  (7)   Convention/Exhibition Centers

                  (8)   Cruise Lines

                  (9)   Dams

                  (10)  Defense/Aerospace Industries

                  (11) Financial Institutions with more than 10 branch locations

                  (12)  Government Buildings (Fed/State) and National Landmarks

                  (13)  High Tech Mfg. Cos.

                  (14)  Hospitals

                  (15)  Hotels > 25 stories

                  (16)  Internet Cos.

                  (17)  Major Media Cos.

                  (18)  Nuclear Facility exposures

                  (19)  Office Buildings > 25 stories

                  (20)  Petrochemical/Oil and Gas Cos.

                  (21)  Pipelines (oil and gas)

                  (22)  Port/Transit Authorities

                  (23) Property Management Cos - High Rise exposure > 25 stories

                  (24)  Railroads

                  (25)  Enclosed Shopping Malls - property owner only

                  (26)  Stadiums

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                                                                   No. 2521-0035

                  (27)  Tunnels

                  (28)  Universities

                  (29)  Utility Cos. - electric, gas, water and sewer

            B. This exclusion applies regardless of any other cause or event that in any way contributes concurrently or in any sequence to loss, cost, or expense.

C. If the Company is bound, without the knowledge of and contrary to the instructions of the Company's supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in Paragraph B. above, these exclusions, except 1. through 6., 10., 11., 16., 19., 20., 21., and 22., shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge of such business.

                                   ARTICLE IV

DEFINITIONS

A.    Property Business

      The term "Property business" shall mean insurance which is classified in the NAIC form of annual statement as Fire, Allied Lines, Farmowners Multiple Peril (Section I), Homeowners Multiple Peril (Section I), Commercial Multiple Peril (Section I including Section I of Business Owners and the Property section of Contractors Coverall), Inland Marine, and Automobile Physical Damage (including collision, water damage, fleet dealers' and garagekeepers' legal liability) except those lines specifically excluded in the EXCLUSIONS Article.

B.    Company Retention

      The term "Company Retention" shall mean the amount the Company shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

C.    Risk

      The Company shall establish what constitutes one Risk, provided:

      (1) a building and its contents, including time element coverages, shall never be considered more than one Risk:

      (2) when two or more buildings and their contents are situated at the same general location, the Company shall identify on its records at the time of

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                                                                   No. 2521-0035

            acceptance by the Company those individual buildings and their contents that are considered to constitute each Risk; if such identification is not made, each Building and its contents shall be considered to be a separate Risk.

D.    Building

      The term "Building" shall mean each structure that is considered by the local fire insurance rating organization to be a separate building for rate making purposes. With reference to structures not rated specifically by the local fire insurance rating organization, the term "Building" shall mean each separately roofed structure enclosed within exterior walls.

E.    Automobile Physical Damage Risk

      The Company shall establish what constitutes one Automobile Physical Damage Risk, provided:

      (1) a tractor and trailer(s) or a tractor and semi-trailer(s) shall never be considered more than one Risk;

      (2) with respect to fleet dealers' business and garage keepers legal liability business, all vehicles housed in one Building shall never be considered more than one Risk;

      (3) with respect to fleet dealers' business and garage keepers legal liability business, any location where all vehicles are situated out-of-doors shall never be considered more than one Risk.

F.    Loss Occurrence

      The term "Loss Occurrence" shall mean each occurrence or series of occurrences arising out of one event.

G.    Terrorist Activity

      The term "Terrorist Activity" shall mean any deliberate, unlawful act that:

      1. is declared by any authorized governmental official to be or to involve terrorism, terrorist activity or acts of terrorism; or

      2. includes, involves, or is associated with the use or threatened use of force, violence or harm against any person, tangible or intangible property, the

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                                                                   No. 2521-0035

            environment, or any natural resources, where the act or threatened act is intended, in whole or in part, to

            a. promote or further any political, ideological, philosophical, racial, ethnic, social or religious cause or objective of the perpetrator or any organization, association or group affiliated with the perpetrator;

            b. influence, disrupt or interfere with any government related operations, activities or policies;

            c. intimidate, coerce or frighten the general public or any segment of the general public; or

            d. disrupt or interfere with a national economy or any segment of a national economy; or

      3. includes, involves, or is associated with, in whole or in part, any of the following activities, or the threat thereof:

            a. hijacking or sabotage of any form of transportation or conveyance, including but not limited to spacecraft, satellite, aircraft, train, vessel, or motor vehicle;

            b.    hostage taking or kidnapping;

            c. the use of any biological, chemical, radioactive, or nuclear agent, material, device or weapon;

            d.    the use of any bomb, incendiary device, explosive or firearm;

            e. the interference with or disruption of basic public or commercial services and systems, including but not limited to the following services or systems: electricity, natural gas, power, postal, communications, telecommunications, information, public transportation, water, fuel, sewer or waste disposal;

            f. the injuring or assassination of any elected or appointed government official or any government employee;

            g. the seizure, blockage, interference with, disruption of, or damage to any government buildings, institutions, functions, events, tangible or intangible property or other assets; or

            h. the seizure, blockage, interference with, disruption of, or damage to tunnels, roads, streets, highways, or other places of public transportation or conveyance.

      4. Any of the activities listed in Section 3 above shall be considered Terrorist Activity except where the Company can conclusively demonstrate to the Reinsurer that the foregoing activities or threats thereof were motivated solely by personal objectives of the perpetrator that are unrelated, in whole or in part, to any intention to

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                                                                   No. 2521-0035

            a. promote or further any political, ideological, philosophical, racial, ethnic, social or religious cause or objective of the perpetrator or any organization, association or group affiliated with the perpetrator;

            b. influence, disrupt or interfere with any government related operations, activities or policies;

            c. intimidate, coerce or frighten the general public or any segment of the general public; or

            d. disrupt or interfere with a national economy or any segment of a national economy.

         The term "chemical" as used herein shall mean any substance obtained by a chemical process or used for producing a chemical effect for the purposes of Terrorist Activity.

H.    Policy

      The term "Policy" shall mean each of the Company's binders, policies and contracts providing insurance on the Property business covered under this Agreement.

I.    Agreement Year

      The term "Agreement Year" shall refer to the period beginning January 1, 2004, and ending December 31, 2004. Each Agreement Year thereafter shall be defined as each successive 12-month period.

                                    ARTICLE V

ULTIMATE NET LOSS

A. The term "Ultimate Net Loss" as used herein shall be understood to mean the sum actually paid by the Company in settlement of losses for which it is held liable, including 90% of any Extra Contractual Obligations and/or Excess Judgments and/or Declaratory Judgment Expenses, in accordance with their respective articles, after making proper deductions for all recoveries, salvages, and claims upon other reinsurance which inures to the benefit of the Reinsurer under this Agreement whether collectible or not; provided, however, that in the event of the insolvency of the Company, "Ultimate Net Loss" shall mean the amount of loss which the Company has incurred or for which it is liable, and payment by the Reinsurer shall be made to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of the INSOLVENCY Article.

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                                                                   No. 2521-0035

B. All expenses incurred by the Company which are included as part of the policy limit under the Company's Policies reinsured hereunder shall be included in "Ultimate Net Loss" as defined above.

C. All office expenses of the Company and all salaries and expenses of its officials and employees shall be excluded under this Agreement, except that the Company may include the costs and expenses of its in-house counsel as provided in D. below.

D. All expenses other than as provided in B. and C. above, including taxed court costs, prejudgment and postjudgment interest, and loss expenses incurred in investigation, adjustment and litigation, defense and settlement of claims made against the Company under its Policies reinsured hereunder, including the costs and expenses of the Company's in-house counsel while engaged in the litigation of claims covered hereunder, shall be apportioned in proportion to the respective interests of the parties hereto in the Ultimate Net Loss.

E. Recoveries from catastrophe reinsurance shall be deemed not to reduce the amount required with respect to the Company Retention.

                                   ARTICLE VI

EXTRA CONTRACTUAL OBLIGATIONS AND/OR EXCESS JUDGMENTS

A. This Agreement shall indemnify the Company, within the limits of this Agreement, for Extra Contractual Obligations and/or Excess Judgments awarded by a court of competent jurisdiction against the Company that arise from Policies that are reinsured hereunder. Such Extra Contractual Obligation and/or Excess Judgment shall be added to the amount of the loss within the Company's policy limit and the sum thereof shall be considered one loss subject to the exclusions and limitations set forth in this Agreement.

B. "Extra Contractual Obligations" are defined as damages paid by the Company that are not covered under any other provision of this Agreement, including legal costs and expenses in connection therewith, that arise as a result of the Company's handling of any claim on the Policy reinsured hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence or bad faith or alleged fraud in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

C. "Excess Judgments" are defined as those damages paid by the Company which amounts are in excess of its policy limits, but otherwise within the coverage terms

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                                                                   No. 2521-0035

      of the Policy reinsured hereunder, including legal costs and expenses in connection therewith, as a result of an action against it by its insured or its insured's assignee to recover damages awarded by a court of competent jurisdiction to a third party claimant, arising out of, but not limited to, the Company's alleged or actual negligence or bad faith or alleged fraud in rejecting a settlement, in discharging its duty to defend, in preparing the defense in an action against its insured or discharging its duty to prepare or prosecute an appeal consequent upon such action.

D. The date on which an Extra Contractual Obligation and/or an Excess Judgment award is incurred by the Company shall be deemed, in all circumstances, to have arisen on the same date as the original loss occurrence that gave rise to the Extra Contractual Obligation and/or an Excess Judgment.

E. However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or any other employee of the Company with claims settlement authority acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

F. Recoveries, collectibles or retentions from any form of insurance and/or reinsurance, including but not limited to, deductibles or self-insured retentions, that protect the Company against claims the subject matter of this clause, will inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligation and/or Excess Judgment award for purposes of determining the amount recoverable hereunder, whether collectible or not.

G. If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

                                   ARTICLE VII

DECLARATORY JUDGMENT EXPENSES

A. This Agreement shall indemnify the Company, within the limits of this Agreement, for Declaratory Judgment Expenses paid by the Company, as provided in this Agreement, under Policies reinsured hereunder.

B. "Declaratory Judgment Expenses" as used herein shall mean legal expenses paid by the Company for the investigation, analysis, evaluation, and/or resolution of

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                                                                   No. 2521-0035

      litigation of coverage by the Company and any other party to determine if there is coverage to indemnify and/or pay to its insured(s) under the Policies issued by the Company and reinsured hereunder for a specific loss which loss is not specifically excluded under this Agreement.

C. Recoveries from any form of insurance and/or reinsurance that protect the Company against claims the subject matter of this clause will inure to the benefit of the Reinsurer and shall be deducted from the total amount of Declaratory Judgment Expenses for purposes of determining the amount recoverable hereunder.

                                  ARTICLE VIII

CLAIMS

A. The Company shall advise the Reinsurer promptly in writing of all claims which may develop into losses involving reinsurance hereunder and any subsequent developments pertaining thereto.

B. The Company has the obligation to investigate and, to the extent that may be required by the Policies reinsured hereunder, defend any claim affecting this reinsurance and to pursue such claim to final determination.

C. It is understood that when so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense or control of any claim, suit or proceeding involving this reinsurance, and the Company and the Reinsurer shall cooperate in every respect in the defense or control of such claim, suit, or proceeding.

D. Payment by the Reinsurer of its portion of Ultimate Net Loss and loss expense paid by the Company will be made by the Reinsurer to the Company promptly after proof of payment by the Company and coverage hereunder is received by the Reinsurer.

                                   ARTICLE IX

SALVAGE AND SUBROGATION

A. The Reinsurer shall be subrogated, as respects any loss for which the Reinsurer shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to the Reinsurer, to all the rights of the Company against any person or other entity who may be legally responsible in damages for said loss. The Company hereby agrees to enforce such rights, but in case the Company shall refuse or neglect to do so the Reinsurer is hereby

                                                                   No. 2521-0035

      authorized and empowered to bring any appropriate action in the name of the Company or its policyholders, or otherwise to enforce such rights.

B. Any subrogation, salvage or other amounts recovered applying to Risks covered under this Agreement shall always be used to reimburse the excess carriers (from the last to the first, beginning with the carrier of the last excess), according to their participation, before being used in any way to reimburse the Company for its primary loss.

C. In the event there is any subrogation, salvage or other amounts recovered subsequent to a loss settlement, it is agreed that if the expenses incurred in obtaining such amounts are less than the amount recovered, such expenses shall be borne by each party in the proportion that each party benefits from the amount recovered, otherwise, the amount recovered shall first be applied to the reimbursement of the expense of recovery and the remaining expense shall be borne by the Company and the Reinsurer in proportion to the liability of each party for the loss before such recovery had been obtained. Expenses hereunder shall exclude all office expenses of the Company and all salaries and expenses of its officials and employees, except the costs and expenses of the Company's in-house counsel while engaged in obtaining such subrogation or salvage amounts.

                                    ARTICLE X

ACCESS TO RECORDS

The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, through its authorized representatives, at all reasonable times during the currency of this Agreement and thereafter, the books, records, and papers of the Company pertaining to the reinsurance provided hereunder.

                                   ARTICLE XI

ERRORS AND OMISSIONS

Errors or omissions on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof, but the liability of the Reinsurer under this Agreement or any exhibits or endorsements attached thereto shall in no event exceed the limits specified therein, nor be extended to cover any risks, perils or classes of insurance generally or specifically excluded therein.

                                   ARTICLE XII

RESERVES AND TAXES

                                                                   No. 2521-0035

A. The Reinsurer shall maintain legal reserves with respect to unearned premiums and claims hereunder.

B. The Company will be liable for all taxes on premiums reported to the Reinsurer hereunder and will reimburse the Reinsurer for such taxes where the Reinsurer is required to pay the same.

                                  ARTICLE XIII

INSOLVENCY

(If more than one reinsured company is included in the designation of "Company" this Article shall apply only to the insolvent company or companies)

In the event of the insolvency of the Company and the appointment of a conservator, liquidator or statutory successor, the reinsurance provided by this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured. Subject to the right of offset and the verification of coverage, the Reinsurer shall pay its share of the loss without diminution because of the insolvency of the Company. The liquidator, receiver or statutory successor of the Company shall give written notice of the pendency of each claim against the Company on a Policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company, its liquidator or receiver or statutory successor. Subject to court approval, any expense thus incurred by the Reinsurer shall be chargeable against the Company as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer. The reinsurance shall be payable as set forth above except where (i) the Agreement specifies another payee of such reinsurance in the event of the insolvency of the Company and (ii) the Reinsurer with the consent of the direct insureds has assumed such policy obligations of the Company as its direct obligations to the payees under such Policies, in substitution for the obligations of the Company to such payees; or where the Reinsurer has guaranteed performance of a contract insuring against physical damage to property for the benefit of mortgagees or other loss payees named in this Agreement in accordance with Section 1114(c) of the New York Insurance Law.

                                   ARTICLE XVI

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                                                                   No. 2521-0035

OFFSET AND SECURITY

A. Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of premiums or losses or otherwise, due from such party to another party under this Agreement or any other reinsurance agreement heretofore or hereafter entered into between them, against any amounts, whether on account of premiums or losses or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles in the relevant agreement or agreements.

B. Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Agreement to receive premium or loss payments at any time from such other party ("Collateral"), to secure its premium or loss obligations to such other party at any time under this Agreement and any other reinsurance agreement heretofore or hereafter entered into by and between them ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply, or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

C. The security interest described herein, and the term "Collateral," shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Agreement delivered to such party.

D. Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Agreement.

E. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the laws of the insolvent party's state of domicile.

                                   ARTICLE XV

COMMENCEMENT AND TERMINATION

A. This Agreement shall take effect as of 12:01 a.m. January 1, 2004, and shall remain in force on a continuous basis until cancelled, as hereinafter provided.

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

                                                                   No. 2521-0035

B. Either party shall have the right to cancel this Agreement by giving not less than 90 days prior written notice.

C. Upon cancellation of this Agreement, the Reinsurer's liability hereunder will terminate on a run-off basis. However, the Company may elect to have the Reinsurer's liability terminate on a cut-off basis. The phrases "run-off basis" and "cut-off basis" shall have the meanings set forth below:

      1.    Run-Off Basis

            Upon cancellation of this Agreement, the Reinsurer shall remain liable for losses occurring under the Company's Policies on Policies in force at the cancellation date of this Agreement, until the Policies' scheduled anniversary, expiration, cancellation, or non-renewal, whichever shall occur first, provided however, that in no event shall the Reinsurer be liable for more than 12 months from the date of cancellation of this Agreement.

      2.    Cut-Off Basis

            Upon cancellation of this Agreement, the Reinsurer shall pay to the Company the unearned premiums on the business in force hereunder as of the date of cancellation, less any commission allowed herein. The Reinsurer shall be discharged and released of all liability as of the date of cancellation of this Agreement for any losses occurring under the Company's Policies subsequent to the date of cancellation of this Agreement.

D. Every notice of cancellation shall be given by certified or registered mail addressed to the other party stating when thereafter cancellation shall be effective. In determining whether the requisite number of days notice has been given in any case, the date of cancellation shall be counted but the date of mailing shall not.

E. Notwithstanding the cancellation of this Agreement as hereinabove provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder respecting all losses occurring, under the Company's Policies prior to the cancellation date to the end that all the obligations and liabilities incurred by each party hereunder prior to such cancellation shall be fully performed and discharged.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed
in duplicate this                  day of                                , 2004.

ACCEPTED:

MERCHANTS MUTUAL INSURANCE COMPANY
MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.

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                                                                   No. 2521-0035

_____________________________________

and in Princeton, New Jersey, this           day of                    , 2004.

                                                 AMERICAN RE-INSURANCE COMPANY

                                                 _____________________________

DATED:  April 16, 2004
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                                                                   No. 2521-0035

                                    EXHIBIT A

                          FIRST PROPERTY EXCESS OF LOSS
                                REINSURANCE COVER

                                    Section 1

BUSINESS COVERED

The Reinsurer agrees to indemnify the Company, on an excess of loss basis, for Ultimate Net Loss paid by the Company as a result of losses occurring under the Company's Policies on or after 12:01 a.m., January 1, 2004, as respects the Company's Policies in force at 12:01 a.m., January 1, 2004, or new and renewal Policies of the Company becoming effective on and after said time and date, covering business underwritten and classified by the Company as Property business as defined herein. However, the reinsurance provided herein shall be subject to the terms, conditions, exclusions and limitations set forth in this Agreement.

                                    Section 2

RETENTION AND LIMIT

A. The Reinsurer shall be liable for that amount of Ultimate Net Loss each Risk, each loss in excess of the Company's retention of $500,000 Ultimate Net Loss, each Risk, each loss. However, the Reinsurer's liability shall never exceed $1,500,000 Ultimate Net Loss, each Risk, each loss, nor $3,000,000 as respects all Risks in any one Loss Occurrence.

B.    Homeowners Property Additional Coverage

      1. As respects Homeowners' Property business included within Appendix A, the Reinsurer shall be liable for that amount of Ultimate Net Loss each Risk, each loss in excess of the Company's retention of $2,000,000 Ultimate Net Loss, each Risk, each loss. However, the Reinsurer's liability shall never exceed $1,500,000 Ultimate Net Loss, each Risk, each loss, nor $3,000,000 as respects all Risks in any one Loss Occurrence.

      2. For Homeowner policies with TIV in excess of 2,000,000, the Company will provide the Reinsurer within 30 days after the close of each month a listing of all policies written, endorsed (limit changes only) or canceled. The report will amend Appendix A and will contain the insured Policy Number, Policy Term; and TIV in total and broken out by coverage part.

      3. If the Company is bound without knowledge of and contrary to the instructions of the Company's supervisory underwriting personnel on a high

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

                                                                   No. 2521-0035

            value dwelling falling within the scope of one or more of the exclusions set forth in this Agreement and subject to being reinsured hereunder, the exclusions, except in Paragraph B. of the Exclusions Article, 1. through 6., 10., 11., 16., 19., 20., 21., and
            22., shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge of such business.

C. Notwithstanding the aforementioned, the following limits shall apply as respects all loss, cost or expense arising from or related to, either directly or indirectly, any Terrorist Activity, as defined in the DEFINITIONS Article:

      $3,000,000 Ultimate Net Loss each Loss Occurrence, and $6,000,000 Ultimate Net Loss in the aggregate as respects all such Loss Occurrences for each Agreement Year. However, the Reinsurer's liability shall be limited to $3,000,000 in the aggregate as respects all such Occurrences arising from loss as defined in Paragraph G.,3.,c, of the DEFINITIONS Article for each Agreement Year.

D. If a Loss Occurrence takes place (1) which involves one Risk reinsured under this Agreement and the classes of business reinsured under the 1st Casualty Excess Cover of Casualty Excess of Loss Agreement No. 2521-0027 (the "First Casualty Excess") in combination and (2) for which the combined Ultimate Net Loss under this Agreement and the First Casualty Excess exceeds $750,000, then the provisions of the "Combined Retention" paragraph of the Retention and Limit section of the First Casualty Excess shall apply.

                                    Section 3

REINSURANCE PREMIUM

A. With respect to business in force, new and renewed at or after the effective time and date of this Agreement:

      1. x.xx% of the Company's unearned premium on Homeowners Multiple Peril (Section I) after deducting that portion, if any, paid for share reinsurance, calculated on the monthly pro rata basis as of the effective time and date of this Agreement; and

      2. xx.xx% of the Company's unearned premium on all other classes of business reinsured hereunder (except Automobile Physical Damage), after deducting that portion, if any, paid for share reinsurance, calculated on the monthly pro rata basis as of the effective time and date of this Agreement.

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                                                                   No. 2521-0035

                                    Section 4

COMMISSION

A. The Reinsurer shall allow the Company a xx% commission on the reinsurance premium ceded hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B. It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments and all other expenses of whatever nature, except loss expense.

                                    Section 5

REPORTS AND REMITTANCES

A.    Reinsurance Premium

      1.    In Force Premium:

            Within 25 days after the commencement of this Agreement, the Company shall report and pay to the Reinsurer the reinsurance premium with respect to the business of the Company in force at the effective time and date of this Agreement. The Company's report shall summarize the reinsurance premium by line of insurance, by term, and by month and year of expiration.

      2.    New and Renewal Premium:

            Within 25 days after the close of each month, the Company shall render to the Reinsurer a report of the reinsurance premium for the month with respect to business of the Company written during the month, summarizing the reinsurance premium by line of insurance; and the amount due either party shall be remitted within 60 days after the close of the month.

B.    Unearned Premium

      Within 25 days after the close of each calendar quarter, the Company shall render to the Reinsurer a report of the reinsurance premium unearned by line of insurance and the contribution for the quarter to the reinsurance premium in force by line of insurance, by term, and by month and year of expiration.

                                                                   No. 2521-0035

C.    General

      In addition to the reports required in A. and B., the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer's quarterly and annual statements and internal records. All reports shall be rendered in forms acceptable to the Company and the Reinsurer.

                                    Section 6

REINSTATEMENT

A. Except as provided in Paragraph B. below, in the event of any portion of the liability under this Agreement being exhausted by loss, the amount so exhausted is automatically reinstated from the time of the occurrence of the loss without payment of additional premium; but nevertheless, the Reinsurer's liability shall not exceed $1,500,000 Ultimate Net Loss each Risk, each loss or $3,000,000 for all Risks in any one Loss Occurrence.

B. With respect to any loss, cost or expense arising from or related to, either directly or indirectly, any Terrorist Activity, as defined in the DEFINITIONS Article, the limit of liability of the Reinsurer under this Agreement with respect to each Loss Occurrence shall be reduced by an amount equal to the amount of liability incurred by the Reinsurer hereunder with respect to said Loss Occurrence; but that part of the Reinsurer's liability that is so reduced shall be automatically reinstated from the time of the Loss Occurrence, subject to payment of an additional premium, due at the time of reinstatement and calculated as set forth below for each amount so reinstated:

      Amount Reinstated  x  Annual Reinsurance Premium
      -----------------
         $3,000,000

      Said additional premium is subject to a minimum additional premium of $xxx,xxx and a maximum additional premium of $xxx,xxx for each amount so reinstated.

      Nevertheless, the Reinsurer's limit of liability hereunder with respect to any loss, cost or expense arising out of or related to, either directly or indirectly, any Terrorist Activity shall in no event exceed $3,000,000 Ultimate Net Loss each Loss Occurrence and $6,000,000 Ultimate Net Loss in the aggregate for all such Loss Occurrences for each Agreement Year.

This Exhibit A is attached to and forms part of Reinsurance Agreement No. 2521-0000 issued to MERCHANTS MUTUAL INSURANCE COMPANY and MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.

DATED:  April 16, 2004

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                                                                   No. 2521-0035

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                                      -5-
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                                                                   No. 2521-0035

                                    EXHIBIT B

                         SECOND PROPERTY EXCESS OF LOSS
                                REINSURANCE COVER

                                    Section 1

BUSINESS COVERED

The Reinsurer agrees to indemnify the Company, on an excess of loss basis, for Ultimate Net Loss paid by the Company as a result of losses occurring under the Company's Policies on or after 12:01 a.m., January 1, 2004, as respects the Company's Policies in force at 12:01 a.m., January 1, 2004, or new and renewal Policies of the Company becoming effective on and after said time and date, covering business underwritten and classified by the Company as Commercial Property business (i.e., commercial property policies for Fire, Allied Lines, Commercial Multiple Peril (Section I including Section I of Business Owners and the Property section of Contractors Coverall), Inland Marine, and Automobile Physical Damage (including collision, water damage, fleet dealers' and garagekeepers' legal liability)). However, the reinsurance provided herein shall be subject to the terms, conditions, exclusions and limitations set forth in this Agreement.

                                    Section 2

RETENTION AND LIMIT

A. The Reinsurer shall be liable for that amount of Ultimate Net Loss each Risk, each loss in excess of the Company's retention of $2,000,000 Ultimate Net Loss, each Risk, each loss. However, the Reinsurer's liability shall never exceed $3,000,000 Ultimate Net Loss, each Risk, each loss, nor $6,000,000 as respects all Risks in any one Loss Occurrence.

B. Notwithstanding the aforementioned, the following limits shall apply as respects all loss, cost or expense arising from or related to, either directly or indirectly, any Terrorist Activity, as defined in the DEFINITIONS Article:

      $3,000,000 Ultimate Net Loss, each Loss Occurrence. However, the Reinsurer's liability shall never exceed $3,000,000 Ultimate Net Loss, each Risk, each loss, nor $3,000,000 as respects all Risks in any one Agreement Year.

C. If a Loss Occurrence takes place (1) which involves one Risk reinsured under this Agreement and the classes of business reinsured under the 1st Casualty Excess Cover of Casualty Excess of Loss Agreement No. 2521-0027 (the "First Casualty Excess") in combination and (2) for which the combined Ultimate Net Loss under

                                                                   No. 2521-0035

      this Agreement and the First Casualty Excess exceeds $750,000, then the provisions of the "Combined Retention" paragraph of the Retention and Limit section of the First Casualty Excess shall apply.

D. Reinsurance recoveries under Exhibit A of this Agreement shall inure to the sole benefit of the Company in determining the Company's Ultimate Net Loss under this Exhibit.

                                    Section 3

REINSURANCE PREMIUM

A. The premium for the reinsurance provided under this Exhibit shall be computed at the rate of x.xx% of the unearned premium on the business in force and business becoming effective at and after the effective time and date of this Agreement, on the business covered hereunder after deducting that portion, if any, paid for share reinsurance.

B. The annual minimum and deposit premium for the reinsurance provided under this Exhibit is $xxx,000.

                                    Section 4

REPORTS AND REMITTANCES

A. The annual deposit premium stipulated in the Premium Section in this Exhibit shall be paid in advance by the Company to the Reinsurer in equal installments on January 1, April 1, July 1, and October 1 of each Agreement Year.

B. Within 25 days after the end of each Agreement Year and upon cancellation or termination, until all premiums are accounted for, the Company shall render to the Reinsurer a statement of the unearned premium during the Agreement Year and a calculation of the annual premium computed by the application of the rate set forth in the Premium Section of this Exhibit to the unearned premium. If the annual deposit premium previously paid is less than the actual annual premium owed to the Reinsurer under this Exhibit, such additional premium due the Reinsurer shall be forwarded to the Reinsurer with the statement. If the annual deposit premium exceeds the actual annual premium owed to the Reinsurer under this Exhibit, any return premium due the Company, subject to the annual minimum premium stipulated in the Premium Section of this Exhibit, shall be forwarded by the Reinsurer to the Company promptly upon receipt of the statement by the Reinsurer.

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

                                                                   No. 2521-0035

C.    General

      The Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer's quarterly and annual statements and internal records. All reports shall be rendered in forms acceptable to the Company and the Reinsurer.

This Exhibit B is attached to and forms part of Reinsurance Agreement No. 2521-0000 issued to MERCHANTS MUTUAL INSURANCE COMPANY and MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.

DATED:  April 16, 2004
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                                      -3-

                                                                   No. 2521-0035

                       NUCLEAR INCIDENT EXCLUSION CLAUSE--
                       PHYSICAL DAMAGE--REINSURANCE--NO. 2

      (1) This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

      (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

      I. Nuclear reactor power plants including all auxiliary property on the site, or

      II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

      III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

      IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

      (3) Without in any way restricting the operations of paragraphs (1) and
(2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

      (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

      (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph
      (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

      (4) Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

      (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

      (6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

      (7) Reassured to be sole judge of what constitutes:

            (a) substantial quantities, and

            (b) the extent of installation, plant or site.

      Note.--Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

      (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

                                                                   No. 2521-0035

      (b) With respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

                                      -2-